Exhibit 99.1

Cash America Announces Third Quarter Results and Dividend Declared

FORT WORTH, Texas--(BUSINESS WIRE)--October 23, 2014--Cash America International, Inc. (NYSE:CSH) announced today that reported net income attributable to the Company for the third quarter ended September 30, 2014, was $9,916,000 (34 cents per share). During the third quarter of 2014, management implemented plans that generated $14.1 million in after tax expenses (48 cents per share) related to the sale of non-strategic operations, the early extinguishment of long-term debt and to complete a corporate reorganization to create efficiencies in its Retail Services segment. Excluding the $14.1 million of unusual expense items incurred in the third quarter of 2014, adjusted net income, a non-GAAP measure, would have been $24.0 million (82 cents per share) for the third quarter ended September 30, 2014. Net income for the comparable third quarter of 2013 was $46,186,000 ($1.52 per share), which included an after tax net benefit of $21.9 million (72 cents per share) that was created by a tax credit that was partially offset by a significant litigation settlement during the period. The adjusted net income, a non-GAAP measure, for the third quarter of 2013, excluding the net benefit, was $24.3 million (80 cents per share).

Consolidated total revenue during the third quarter of 2014 increased by 8% to $472.2 million compared to $437.8 million during the same period in 2013. Consolidated net revenue for the three months ended September 30, 2014, increased 12% to $276.4 million from $247.0 million in the same period of 2013 as loss rates on the consumer loan portfolio were lower overall and pawn-related net revenue was up for the second consecutive quarter in 2014. The aggregate balance of consumer loans outstanding rose slightly as U.S. consumer loan growth outstripped the anticipated decline in foreign consumer loans related to changes in the regulatory environment in the United Kingdom. Total pawn loan balances in the United States were up 6.5% year-over-year and same store pawn loan balances were up 2.1% as of the end of the third quarter of 2014 compared to the same period in 2013.

During the third quarter of 2014, the Company sold non-strategic lending operations, including the disposition of 47 locations in Mexico and the disposition of 5 locations in Colorado, which generated approximately $21.5 million in net cash proceeds but contributed to an aggregate loss of $6.4 million after taxes (22 cents per share). In addition, the Company purchased $103.5 million of its outstanding long-term fixed-rate senior notes in the open market during the third quarter, which generated $6.0 million in pretax charges ($3.8 million after taxes, or 13 cents per share) related to the early extinguishment of debt. Management also completed a corporate reorganization effort in anticipation of the impending separation of its Retail Services segment and its E-Commerce segment and incurred severance and benefits costs of $6.1 million before taxes ($3.9 million after taxes, or 13 cents per share). In the third quarter of 2013, the Company recognized a tax benefit of $33.2 million ($1.09 per share) related to the reorganization of its Mexico-based pawn operations, and incurred an $18.0 million pre-tax expense ($11.3 million after taxes or 37 cents per share) associated with a negotiated settlement of a class-action lawsuit. These two items combined to create a net benefit to after tax income of $21.9 million (72 cents per share) for the period ended September 30, 2013.

Commenting on the results for the third quarter, Daniel R. Feehan, President and Chief Executive Officer, said, “We have completed a variety of strategic initiatives during the third quarter, including the refocusing of our domestic pawn operations and the positioning of our E-Commerce segment to be an independent public company. We have taken the steps we feel have the greatest potential for delivering long-term value to our shareholders for many periods in the future. Operationally, we also successfully moved through the initial transition of our U.K. e-commerce business to meet the new regulatory requirements in the United Kingdom, and we maintained our positive metrics of pawn lending that started in the second quarter.”

For the nine-month period ended September 30, 2014, the Company reported net income of $76,624,000 ($2.61 per share) compared to $115,244,000 ($3.73 per share) for the same period in 2013. Excluding the unusual items discussed above in the third quarter of 2014 totaling $14.1 million after tax (48 cents per share) plus an additional $16.5 million pre-tax ($10.4 million after tax, or 36 cents per share) attributable to the early extinguishment of debt in the first two quarters of 2014, adjusted net earnings, a non-GAAP measure, would have been $101.5 million ($3.45 per share) for the nine-month period ended September 30, 2014. This compares to adjusted net earnings, a non-GAAP measure, of $93.4 million ($3.02 per share) for the nine-month period ended September 30, 2013, when adding back the unusual items discussed above for the 2013 period, which totaled $21.9 million (71 cents per share).

Total revenue was $1.4 billion for the nine-month period ended September 30, 2014, compared to $1.3 billion for the same nine-month period in 2013.

Cash America will host a conference call to discuss the third quarter results and the previously announced spin-off of the Company’s e-commerce segment on Thursday, October 23, at 7:00 AM CDT. A live webcast of the call will be available on the Investor Relations section of the Company’s corporate website (http://www.cashamerica.com). To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company’s website following the call.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid at the close of business on November 19, 2014, to shareholders of record on November 5, 2014.

Outlook for the Fourth Quarter of 2014 and 2015 Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with customer demand for the credit products provided by the Company, which take the form of pawn loans and consumer loans and the disposition of unredeemed collateral by way of consumer spending on retail sales and the commercial sale of refined gold and diamonds. The fourth quarter, during the seasonally important holiday selling season, represents an important period of retail sales for the Company, and results will be affected by consumer sentiments during the period. There are various other elements that could affect the growth in revenue, such as the regulation of consumer loan products and the development and growth of additional markets for the Company’s e-commerce segment for consumer lending products. As the Company enters the fourth quarter of 2014, management anticipates that demand for the Company’s consumer loan products will continue on a similar pace to the one it has experienced during the first nine months of 2014, with a continued heavier weighting to the consumer loan portfolio and longer-term installment and line of credit products. Demand for the Company’s pawn lending products during the second and third quarters of 2014 have improved, and management expects a continued growth in the Company’s pawn lending business, but at moderate levels for the balance of 2014 and the first half of 2015.

Due to the recent announcement of Board approval to spin-off the Company’s e-commerce segment, management is initiating its expectations for fiscal year 2015, breaking expectations out by each of the two segments into their relative expected range for adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, a non-GAAP measure. Based on its current views of the coming year, management establishes its initial anticipated range of adjusted EBITDA, of between $110 million to $135 million for fiscal 2015 for the retail services segment, including corporate services for that segment, and an anticipated range of adjusted EBITDA of between $180 million to $240 million for fiscal 2015 for the e-commerce segment, which is also known as Enova International, Inc.

Management is providing its expectations for the fourth quarter of 2014 as if the separation of the e-commerce segment, or Enova, does not occur before year-end 2014 in order to remain consistent with past practice related to reporting management’s expectations for future periods. Based on management’s views and on the preceding factors, management expects the fourth quarter 2014 consolidated net income per share to be between $1.00 and $1.10 per share as if the separation of the e-commerce segment does not occur before year end 2014. This range compares to $1.01 per share of consolidated net income in the fourth quarter of 2013, which included $2.8 million of after-tax expenses related to the closure of 28 locations in Texas that offered unsecured consumer loans as the primary source of revenue, a regulatory penalty incurred during the period, an adjustment to the remaining expected liability for the voluntary refund to customers in Ohio and expenses related to the early extinguishment of debt.

Based on the Company’s results through the first nine months of 2014, management expects its consolidated fiscal year 2014 earnings per share to be in a range of between $4.40 and $4.50 per share as if the separation of the e-commerce business does not occur before year end 2014, on a non-GAAP adjusted basis, adjusted for the third quarter unusual items discussed above of 48 cents per share, plus 35 cents per share related to the early extinguishment of debt in the first half of 2014, or 83 cents in total. This compares to the fiscal year 2013 consolidated net earnings per share of $4.04 per share, on a non-GAAP adjusted basis, which excludes a net benefit from unusual items during the year of $18.8 million (a benefit of 62 cents per share). During 2013, the Company recorded a tax benefit related to the disposition of assets and reorganization of its Mexico-based pawn lending business of $33.2 million ($1.09 per share), which was partially offset by unusual expense items of $14.4 million (47 cents per share) related to a litigation settlement during the third quarter of 2013, the closure of consumer lending locations, a regulatory penalty, an adjustment to the remaining expected liability for the voluntary refund to customers in Ohio and expenses for the early extinguishment of debt. Combining these amounts generates the net benefit of unusual items in 2013 of $18.8 million (62 cents per share).

Non-GAAP Measures

The “Adjusted Earnings and Adjusted Earnings Per Share” and the “Adjusted EBITDA” sections included in the attachments to this press release contains a reconciliation of non-GAAP information and a discussion of the reasons why the Company’s management believes that presentation of non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations.

About the Company

As of September 30, 2014, Cash America International, Inc. (the “Company”) operated 948 total locations offering specialty financial services to consumers, which included the following:

  863 lending locations in 21 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  85 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

Additionally, as of September 30, 2014, the Company offered consumer loans over the Internet to customers:

  in 34 states in the United States at http://www.cashnetusa.com; http://www.netcredit.com; and http://www.headwaycapital.com;
  in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk, http://www.poundstopocket.co.uk, and http://www.onstride.co.uk;
  in Australia at http://www.dollarsdirect.com.au;
  in Canada at http://www.dollarsdirect.ca;
  in Brazil at http://www.simplic.com.br; and
  in China at http://www.youxinyi.cn.

For additional information regarding the Company and the services it provides, visit the Company’s websites located at:

http://www.cashamerica.com	http://www.dollarsdirect.com.au
http://www.enova.com	http://www.dollarsdirect.ca
http://www.cashnetusa.com	http://www.quickquidflexcredit.co.uk
http://www.netcredit.com	http://www.onstride.co.uk
http://www.cashlandloans.com	http://www.simplic.com.br
http://www.quickquid.co.uk	http://www.mrpayroll.com
http://www.poundstopocket.co.uk	http://www.youxinyi.cn
http://www.headwaycapital.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau in the U.S. and the Financial Conduct

Authority in the United Kingdom, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013 and changes to the Company’s UK business practices as a result of adapting the Company’s business in response to the requirements of the Financial Conduct Authority; changes in the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; risks related to the potential separation of the Company’s online lending business that comprises its e-commerce segment, Enova International, Inc.; the Company’s ability to process or collect consumer loans through the Automated Clearing House system; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; public and regulatory perception of the Company’s business, including its consumer loan business and its business practices; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; fluctuations, including a sustained decrease, in the price of gold or deterioration in economic conditions; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; changes in demand for the Company’s services and changes in competition; the Company’s ability to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; the Company’s ability to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets, including the debt and equity markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; security breaches, cyber-attacks or fraudulent activity; acts of God, war or terrorism, pandemics and other events; the effect of any of such changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Consolidated Operations:
Total revenue	$472,178	$437,801	$1,420,368	$1,316,309
Net revenue	276,352	247,007	847,279	763,138
Total expenses	231,351	218,488	656,670	607,785

Income from Operations	$45,001	$28,519	$190,609	$155,353
Income before income taxes	21,394	18,173	127,282	128,279

Net Income	$9,916	$46,186	$76,624	$115,552

Net income attributable to the noncontrolling interest	$—	$—	$—	$(308)

Net Income Attributable to Cash America International, Inc.	$9,916	$46,186	$76,624	$115,244

Earnings per share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.34	$1.62	$2.66	$4.01
Diluted	$0.34	$1.52	$2.61	$3.73

Weighted average common shares outstanding:
Basic	29,186	28,426	28,808	28,747
Diluted	29,312	30,379	29,371	30,857

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share information)
(Unaudited)

	September 30,		December 31,
	2014	2013	2013
Assets
Current assets:
Cash and cash equivalents	$123,532	$80,359	$67,228
Restricted cash	60	—	8,000
Pawn loans	264,612	253,678	261,148
Consumer loans, net	348,225	328,281	358,841
Merchandise held for disposition, net	215,263	193,115	208,899
Pawn loan fees and service charges receivable	54,501	50,090	53,438
Income taxes receivable	—	10,931	9,535
Prepaid expenses and other assets	33,871	28,840	33,655
Deferred tax assets	36,076	46,429	38,800
Total current assets	1,076,140	991,723	1,039,544
Property and equipment, net	245,382	257,787	261,223
Goodwill	699,061	670,037	705,579
Intangible assets, net	47,490	46,860	52,256
Other assets	32,272	21,185	21,129
Total assets	$2,100,345	$1,987,592	$2,079,731
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$141,351	$133,736	$140,068
Customer deposits	19,271	15,123	14,803
Income taxes currently payable	1,399	—	—
Current portion of long-term debt	—	22,606	22,606
Total current liabilities	162,021	171,465	177,477
Deferred tax liabilities	110,624	96,286	101,417
Other liabilities	1,124	1,287	1,031
Long-term debt	700,043	660,243	717,383
Total liabilities	$973,812	$929,281	$997,308
Equity:
Cash America International, Inc. equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued and outstanding	3,024	3,024	3,024
Additional paid-in capital	87,718	152,872	150,833
Retained earnings	1,091,629	991,682	1,017,981
Accumulated other comprehensive income (loss)	2,073	2,614	4,649
Treasury shares, at cost (1,379,345 shares, 2,164,873 shares and 2,224,902 shares as of September 30, 2014 and 2013, and as of December 31, 2013, respectively)	(57,911)	(91,881)	(94,064)
Total equity	1,126,533	1,058,311	1,082,423
Total liabilities and equity	$2,100,345	$1,987,592	$2,079,731

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue
Pawn loan fees and service charges	$85,313	$79,298	$246,490	$227,940
Proceeds from disposition of merchandise	155,087	128,660	478,314	438,909
Consumer loan fees	229,435	227,563	688,956	640,199
Other	2,343	2,280	6,608	9,261
Total Revenue	472,178	437,801	1,420,368	1,316,309
Cost of Revenue
Disposed merchandise	114,293	91,101	343,367	301,397
Consumer loan loss provision	81,533	99,693	229,722	251,774
Total Cost of Revenue	195,826	190,794	573,089	553,171
Net Revenue	276,352	247,007	847,279	763,138
Expenses
Operations and administration	205,731	199,705	592,292	553,471
Loss on divestitures	5,176	—	5,176	—
Depreciation and amortization	20,444	18,783	59,202	54,314
Total Expenses	231,351	218,488	656,670	607,785
Income from Operations	45,001	28,519	190,609	155,353
Interest expense	(17,467)	(9,260)	(40,363)	(25,608)
Interest income	10	1	28	69
Foreign currency transaction loss	(159)	(741)	(439)	(1,053)
Loss on early extinguishment of debt	(5,991)	(346)	(22,553)	(346)
Equity in loss of unconsolidated subsidiary	—	—	—	(136)
Income before Income Taxes	21,394	18,173	127,282	128,279
Provision (benefit) for income taxes	11,478	(28,013)	50,658	12,727
Net Income	9,916	46,186	76,624	115,552
Net income attributable to the noncontrolling interest	—	—	—	(308)
Net Income Attributable to Cash America International, Inc.	$9,916	$46,186	$76,624	$115,244
Earnings Per Share:
Net Income attributable to Cash America International, Inc. common shareholders:
Basic	$0.34	$1.62	$2.66	$4.01
Diluted	$0.34	$1.52	$2.61	$3.73
Weighted average common shares outstanding:
Basic	29,186	28,426	28,808	28,747
Diluted	29,312	30,379	29,371	30,857
Dividends declared per common share	$0.035	$0.035	$0.105	$0.105

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables outline certain data related to pawn loan activities of Cash America International, Inc. and its subsidiaries (the “Company”) as of and for the three and nine months ended September 30, 2014 and 2013 (dollars in thousands except where otherwise noted):

	As of September 30,
	2014	2013	Change	% Change
Ending pawn loan balances
Domestic retail services	$264,612	$248,427	$16,185	6.5%
Foreign retail services	—	5,251	(5,251)	(100.0)%
Consolidated pawn loan balances	$264,612	$253,678	$10,934	4.3%
Ending merchandise balance, net
Domestic retail services	$215,263	$186,878	$28,385	15.2%
Foreign retail services	—	6,237	(6,237)	(100.0)%
Consolidated merchandise balance, net	$215,263	$193,115	$22,148	11.5%

	Three Months Ended September 30,
	2014	2013	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$84,081	$77,532	$6,549	8.4%
Foreign retail services	1,232	1,766	(534)	(30.2)%
Consolidated pawn loan fees and service charges	$85,313	$79,298	$6,015	7.6%
Average pawn loan balance outstanding
Domestic retail services	$263,509	$241,785	$21,724	9.0%
Foreign retail services	5,971	5,012	959	19.1%
Consolidated average pawn loans outstanding	$269,480	$246,797	$22,683	9.2%
Amount of pawn loans written and renewed
Domestic retail services	$277,651	$258,055	$19,596	7.6%
Foreign retail services	9,942	14,043	(4,101)	(29.2)%
Consolidated amount of pawn loans written and renewed	$287,593	$272,098	$15,495	5.7%
Average amount per pawn loan (in ones)
Domestic retail services	$125	$125	$—	—%
Foreign retail services	$86	$86	$—	—%
Consolidated average amount per pawn loan (in ones)	$123	$122	$1	0.8%
Annualized yield on pawn loans
Domestic retail services	126.6%	127.2%
Foreign retail services	134.5%	139.8%
Consolidated annualized yield on pawn loans	127.0%	127.5%
Gross profit margin on disposition of merchandise
Domestic retail services	26.5%	29.6%
Foreign retail services	16.6%	17.1%
Gross profit margin on disposition of merchandise	26.3%	29.2%
Merchandise turnover
Domestic retail services	2.1	2.1
Foreign retail services	3.3	2.3
Consolidated merchandise turnover	2.2	2.1

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN LENDING ACTIVITIES – FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

	Nine Months Ended September 30,
	2014	2013	Change	% Change
Pawn loan fees and service charges
Domestic retail services	$241,459	$222,508	$18,951	8.5%
Foreign retail services	5,031	5,432	(401)	(7.4)%
Consolidated pawn loan fees and service charges	$246,490	$227,940	$18,550	8.1%
Average pawn loan balance outstanding
Domestic retail services	$247,002	$228,048	$18,954	8.3%
Foreign retail services	5,347	4,910	437	8.9%
Consolidated average pawn loans outstanding	$252,349	$232,958	$19,391	8.3%
Amount of pawn loans written and renewed
Domestic retail services	$781,437	$707,758	$73,679	10.4%
Foreign retail services	38,837	42,303	(3,466)	(8.2)%
Consolidated amount of pawn loans written and renewed	$820,274	$750,061	$70,213	9.4%
Average amount per pawn loan (in ones)
Domestic retail services	$124	$127	$(3)	(2.4)%
Foreign retail services	$87	$87	$—	—%
Consolidated average amount per pawn loan (in ones)	$122	$124	$(2)	(1.6)%
Annualized yield on pawn loans
Domestic retail services	130.7%	130.5%
Foreign retail services	144.9%	147.9%
Consolidated annualized yield on pawn loans	131.2%	130.8%
Gross profit margin on disposition of merchandise
Domestic retail services	28.4%	31.7%
Foreign retail services	21.0%	17.9%
Gross profit margin on disposition of merchandise	28.2%	31.3%
Merchandise turnover
Domestic retail services	2.2	2.5
Foreign retail services	2.7	2.5
Consolidated merchandise turnover	2.3	2.5

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA
(dollars in thousands)

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is generally the principal amount loaned on an item or the amount paid for purchased merchandise. The following tables summarize the proceeds from the disposition of merchandise and the related profit for the three and nine months ended September 30, 2014 and 2013 (dollars in thousands):

	Three Months Ended September 30,
	2014			2013
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$117,721	$37,366	$155,087	$94,169	$34,491	$128,660
Gross profit on disposition	$36,994	$3,800	$40,794	$33,452	$4,107	$37,559
Gross profit margin	31.4%	10.2%	26.3%	35.5%	11.9%	29.2%
Percentage of total gross profit	90.7%	9.3%	100.0%	89.1%	10.9%	100.0%

	Nine Months Ended September 30,
	2014			2013
	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$377,965	$100,349	$478,314	$296,415	$142,494	$438,909
Gross profit on disposition	$125,027	$9,920	$134,947	$108,827	$28,685	$137,512
Gross profit margin	33.1%	9.9%	28.2%	36.7%	20.1%	31.3%
Percentage of total gross profit	92.6%	7.4%	100.0%	79.1%	20.9%	100.0%

The table below summarizes the age of merchandise held for disposition related to the Company’s pawn lending operations before valuation allowance of $2.4 million and $0.9 million as of September 30, 2014 and 2013, respectively (dollars in thousands):

	As of September 30,
	2014		2013
	Amount	%	Amount	%
Jewelry - held for one year or less	$114,998	53.0%	$105,583	54.4%
Other merchandise - held for one year or less	91,058	41.9%	76,235	39.3%
Total merchandise held for one year or less	206,056	94.9%	181,818	93.7%
Jewelry - held for more than one year	2,532	1.2%	5,701	2.9%
Other merchandise - held for more than one year	8,448	3.9%	6,544	3.4%
Total merchandise held for more than one year	10,980	5.1%	12,245	6.3%
Merchandise held for disposition, gross	$217,036	100.0%	$194,063	100.0%
Merchandise held for disposition, net of allowance	$214,636		$193,115

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables set forth interest and fees on consumer loans by product type and segment, and the related loan loss provision for the three and nine months ended September 30, 2014 and 2013 (dollars in thousands):

	Three Months Ended September 30,
	2014				2013
	Short-term loans	Line of credit accounts	Installment loans	Total	Short-term loans	Line of credit accounts	Installment loans	Total
Retail services	$21,476	$—	$3,355	$24,831	$26,265	$—	$3,239	$29,504
E-commerce
Domestic	46,125	41,723	38,275	126,123	48,552	32,373	24,029	104,954
Foreign	15,760	39,186	23,535	78,481	43,958	18,131	31,016	93,105
Total E-commerce	61,885	80,909	61,810	204,604	92,510	50,504	55,045	198,059
Consumer loan fees	$83,361	$80,909	$65,165	$229,435	$118,775	$50,504	$58,284	$227,563
Less: consumer loan loss provision	25,581	25,913	30,039	81,533	41,806	25,140	32,747	99,693
Consumer loan fees, net loss provision	$57,780	$54,996	$35,126	$147,902	$76,969	$25,364	$25,537	$127,870
Year-over-year change - $	$(19,189)	$29,632	$9,589	$20,032	$(17,424)	$14,943	$9,556	$7,075
Year-over-year change - %	(24.9)%	116.8%	37.5%	15.7%	(18.5)%	143.4%	59.8%	5.9%
Consumer loan loss provision as a % of consumer loan fees	30.7%	32.0%	46.1%	35.5%	35.2%	49.8%	56.2%	43.8%

	Nine Months Ended September 30,
	2014				2013
	Short-term loans	Line of credit accounts	Installment loans	Total	Short-term loans	Line of credit accounts	Installment loans	Total
Retail services	$63,913	$—	$10,577	$74,490	$74,999	$—	$9,474	$84,473
E-commerce
Domestic	131,910	112,804	99,208	343,922	138,546	82,072	62,479	283,097
Foreign	68,660	116,036	85,848	270,544	172,003	19,949	80,677	272,629
Total E-commerce	200,570	228,840	185,056	614,466	310,549	102,021	143,156	555,726
Consumer loan fees	$264,483	$228,840	$195,633	$688,956	$385,548	$102,021	$152,630	$640,199
Less: consumer loan loss provision	72,963	71,074	85,685	229,722	129,903	41,612	80,259	251,774
Consumer loan fees, net loss provision	$191,520	$157,766	$109,948	$459,234	$255,645	$60,409	$72,371	$388,425
Year-over-year change - $	$(64,125)	$97,357	$37,577	$70,809	$(18,220)	$32,670	$34,398	$48,848
Year-over-year change - %	(25.1)%	161.2%	51.9%	18.2%	(6.7)%	117.8%	90.6%	14.4%
Consumer loan loss provision as a % of consumer loan fees	27.6%	31.1%	43.8%	33.3%	33.7%	40.8%	52.6%	39.3%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either generally accepted accounting principles (“GAAP”) items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure. In addition, the Company has reported consumer loans written and renewed, which is statistical data that is not included in the Company’s financial statements. The Company also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in the Company’s financial statements.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following tables summarize selected data related to the Company’s consumer loan activities as of and for the three months ended September 30, 2014 and 2013.

The following table shows short-term consumer loans and related loan loss activity, which is based on the volume of loans written and renewed, for the three months ended September 30, 2014 and 2013.

	Three Months Ended
	September 30,
	2014	2013
Short-term consumer loans:
Consumer loan loss provision	$25,581	$41,806
Charge-offs (net of recoveries)	26,323	49,271
Allowance and liability for losses	22,958	37,042
Combined consumer loans and fees receivable, gross(a)	132,917	184,836
Short-term loans:
Consumer loan loss provision as a % of combined consumer loans written and renewed(b)	5.2%	6.5%
Charge-offs (net of recoveries) as a % of combined consumer loans written and renewed(b)	5.3%	7.6%
Consumer loan loss provision as a % of consumer loan fees	30.7%	35.2%
Allowance and liability for losses as a % of combined consumer loan balances, gross(a)	17.3%	20.0%

(a) Non-GAAP measure.
(b) The disclosure regarding the amount of short-term consumer loans written and renewed is statistical data that is not included in the Company’s financial statements.

The following table shows line of credit accounts and related loan loss activity, which is based on average amount of consumer loan balance, for the three months ended September 30, 2014 and 2013.

	Three Months Ended
	September 30,
	2014	2013
Line of credit accounts:
Consumer loan loss provision	$25,913	$25,140
Charge-offs (net of recoveries)	24,818	13,855
Allowance and liability for losses	22,673	21,934
Average consumer loan balance(a)	125,342	78,839
Line of credit accounts:
Consumer loan loss provision as a % of average consumer loan balance(a)	20.7%	31.9%
Charge-offs (net of recoveries) as a % of average consumer loan balance(a)	19.8%	17.6%
Consumer loan loss provision as a % of consumer loan fees	32.0%	49.8%
Allowance for losses as a % of consumer loan balances, gross(b)	17.7%	22.0%

(a) The average consumer loan balance for line of credit accounts is the simple average of the beginning and ending consumer loan balance for the quarter for line of credit accounts.
(b) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table shows installment loans and related loan loss activity, which is based on average amount of combined consumer loan balance, for the three months ended September 30, 2014 and 2013.

	Three Months Ended
	September 30,
	2014	2013
Installment loans:
Consumer loan loss provision	$30,039	$32,747
Charge-offs (net of recoveries)	27,954	26,691
Allowance and liability for losses	32,170	33,810
Installment loan average loan balance:(a)
Company owned	$193,137	$157,183
Guaranteed by the Company(b)	8,357	10,203
Combined average consumer loan balance(c)	$201,494	$167,386
Installment loans:
Consumer loan loss provision as a % of combined average consumer loan balance(a)(c)	14.9%	19.6%
Charge-offs (net of recoveries) as a % of combined average consumer loan balance(a)(c)	13.9%	15.9%
Consumer loan loss provision as a % of consumer loan fees	46.1%	56.2%
Allowance and liability for losses as a % of combined consumer loan balances, gross(c)	15.4%	18.4%

(a) The combined average consumer loan balance for installment loans is the simple average of the beginning and ending combined consumer loan balance for the quarter for installment loans.
(b) Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company’s financial statements.
(c) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands, except where otherwise noted)

The following table summarizes consumer loan balances outstanding as of September 30, 2014 and 2013 (dollars in thousands):

	As of September 30,
	2014			2013
	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)	Company Owned(a)	Guaranteed by the Company(a)	Combined(b)
Ending consumer loan balances:
Retail Services
Short-term loans	$42,978	$3,728	$46,706	$47,824	$4,681	$52,505
Installment loans	6,823	8,108	14,931	9,945	10,275	20,220
Total Retail Services, gross	49,801	11,836	61,637	57,769	14,956	72,725
E-Commerce
Domestic
Short-term loans	34,113	35,389	69,502	33,926	35,107	69,033
Line of credit accounts	72,648	—	72,648	59,341	—	59,341
Installment loans	135,664	40	135,704	62,460	—	62,460
Total Domestic, gross	242,425	35,429	277,854	155,727	35,107	190,834
Foreign
Short-term loans	16,709	—	16,709	63,276	22	63,298
Line of credit accounts	55,627	—	55,627	40,265	—	40,265
Installment loans	58,932	—	58,932	101,200	—	101,200
Total Foreign, gross	131,268	—	131,268	204,741	22	204,763
Total E-Commerce, gross	373,693	35,429	409,122	360,468	35,129	395,597
Total ending loan balance, gross	423,494	47,265	470,759	418,237	50,085	468,322
Less: Allowance and liabilities for losses	(75,269)	(2,532)	(77,801)	(89,956)	(2,830)	(92,786)
Total ending loan balance, net	$348,225	$44,733	$392,958	$328,281	$47,255	$375,536
Allowance and liability for losses as a % of consumer loan balances, gross	17.8%	5.4%	16.5%	21.5%	5.7%	19.8%

(a) GAAP measure. The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the Company’s credit services organization programs (the “CSO programs”), so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is reflected in the table above and included in its consolidated balance sheets.
(b) Except for allowance and liability for estimated losses, amounts represent non-GAAP measures.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

The following tables contain operating segment data for the three and nine months ended September 30, 2014 and 2013 (dollars in thousands).

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total		Corporate	Consolidated
Three Months Ended September 30, 2014
Revenue
Pawn loan fees and service charges	$84,081	$1,232	$85,313	$—	$—	$—		$—	$—	$85,313
Proceeds from disposition of merchandise	151,399	3,688	155,087	—	—	—		—	—	155,087
Consumer loan fees	24,831	—	24,831	126,123	78,481	—		204,604	—	229,435
Other	1,564	38	1,602	7	557	—		564	177	2,343
Total revenue	261,875	4,958	266,833	126,130	79,038	—		205,168	177	472,178
Cost of revenue
Disposed merchandise	111,216	3,077	114,293	—	—	—		—	—	114,293
Consumer loan loss provision	8,614	—	8,614	55,058	17,861	—		72,919	—	81,533
Total cost of revenue	119,830	3,077	122,907	55,058	17,861	—		72,919	—	195,826
Net revenue	142,045	1,881	143,926	71,072	61,177	—		132,249	177	276,352
Expenses
Operations and administration	100,128	1,740	101,868	32,201	23,238	25,857		81,296	22,567	205,731
Loss on divestitures	273	4,903	5,176	—	—	—		—	—	5,176
Depreciation and amortization	9,931	280	10,211	2,618	601	2,119		5,338	4,895	20,444
Total expenses	110,332	6,923	117,255	34,819	23,839	27,976		86,634	27,462	231,351
Income (loss) from operations	$31,713	$(5,042)	$26,671	$36,253	$37,338	$(27,976)		$45,615	$(27,285)	$45,001
As of September 30, 2014
Total assets			$1,385,469					$714,876		$2,100,345
Goodwill			$488,700					$210,361		$699,061

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total		Corporate	Consolidated
Three Months Ended September 30, 2013
Revenue
Pawn loan fees and service charges	$77,532	$1,766	$79,298	$—	$—	$—		$—	$—	$79,298
Proceeds from disposition of merchandise	124,352	4,308	128,660	—	—	—		—	—	128,660
Consumer loan fees	29,504	—	29,504	104,954	93,105	—		198,059	—	227,563
Other	1,731	66	1,797	249	69	—		318	165	2,280
Total revenue	233,119	6,140	239,259	105,203	93,174	—		198,377	165	437,801
Cost of revenue
Disposed merchandise	87,530	3,571	91,101	—	—	—		—	—	91,101
Consumer loan loss provision	10,037	—	10,037	49,225	40,431	—		89,656	—	99,693
Total cost of revenue	97,567	3,571	101,138	49,225	40,431	—		89,656	—	190,794
Net revenue	135,552	2,569	138,121	55,978	52,743	—		108,721	165	247,007
Expenses
Operations and administration	111,220	2,831	114,051	30,445	25,245	15,556		71,246	14,408	199,705
Depreciation and amortization	9,878	764	10,642	1,906	706	1,346		3,958	4,183	18,783
Total expenses	121,098	3,595	124,693	32,351	25,951	16,902		75,204	18,591	218,488
Income (loss) from operations	$14,454	$(1,026)	$13,428	$23,627	$26,792	$(16,902)		$33,517	$(18,426)	$28,519
As of September 30, 2013
Total assets			$1,354,074					$633,518		$1,987,592
Goodwill			$459,669					$210,368		$670,037

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total	Corporate	Consolidated
Nine Months Ended September 30, 2014
Revenue
Pawn loan fees and service charges	$241,459	$5,031	$246,490	$—	$—	$—	$—	$—	$246,490
Proceeds from disposition of merchandise	466,016	12,298	478,314	—	—	—	—	—	478,314
Consumer loan fees	74,490	—	74,490	343,922	270,544	—	614,466	—	688,956
Other	5,284	168	5,452	81	568	—	649	507	6,608
Total revenue	787,249	17,497	804,746	344,003	271,112	—	615,115	507	1,420,368
Cost of revenue
Disposed merchandise	333,651	9,716	343,367	—	—	—	—	—	343,367
Consumer loan loss provision	24,061	—	24,061	122,422	83,239	—	205,661	—	229,722
Total cost of revenue	357,712	9,716	367,428	122,422	83,239	—	205,661	—	573,089
Net revenue	429,537	7,781	437,318	221,581	187,873	—	409,454	507	847,279
Expenses
Operations and administration	301,470	8,375	309,845	81,425	72,419	67,883	221,727	60,720	592,292
Loss on divestitures	273	4,903	5,176	—	—	—	—	—	5,176
Depreciation and amortization	30,357	1,104	31,461	6,577	1,683	5,512	13,772	13,969	59,202
Total expenses	332,100	14,382	346,482	88,002	74,102	73,395	235,499	74,689	656,670
Income (loss) from operations	$97,437	$(6,601)	$90,836	$133,579	$113,771	$(73,395)	$173,955	$(74,182)	$190,609

	Retail Services			E-Commerce
	Domestic	Foreign	Total	Domestic	Foreign	Admin	Total	Corporate	Consolidated
Nine Months Ended September 30, 2013
Revenue
Pawn loan fees and service charges	$222,508	$5,432	$227,940	$—	$—	$—	$—	$—	$227,940
Proceeds from disposition of merchandise	425,716	13,193	438,909	—	—	—	—	—	438,909
Consumer loan fees	84,473	—	84,473	283,097	272,629	—	555,726	—	640,199
Other	6,149	417	6,566	1,051	92	—	1,143	1,552	9,261
Total revenue	738,846	19,042	757,888	284,148	272,721	—	556,869	1,552	1,316,309
Cost of revenue
Disposed merchandise	290,569	10,828	301,397	—	—	—	—	—	301,397
Consumer loan loss provision	23,927	—	23,927	112,391	115,456	—	227,847	—	251,774
Total cost of revenue	314,496	10,828	325,324	112,391	115,456	—	227,847	—	553,171
Net revenue	424,350	8,214	432,564	171,757	157,265	—	329,022	1,552	763,138
Expenses
Operations and administration	291,409	9,432	300,841	73,688	76,176	52,071	201,935	50,695	553,471
Depreciation and amortization	27,579	1,593	29,172	6,866	2,101	4,019	12,986	12,156	54,314
Total expenses	318,988	11,025	330,013	80,554	78,277	56,090	214,921	62,851	607,785
Income (loss) from operations	$105,362	$(2,811)	$102,551	$91,203	$78,988	$(56,090)	$114,101	$(61,299)	$155,353

Corporate operations primarily include corporate expenses such as legal, occupancy, executive oversight, insurance and risk management, public and government relations, internal audit, treasury, payroll, compliance and licensing, finance, accounting, tax and information systems (except for online lending systems, which are included in the e-commerce segment). Corporate income includes miscellaneous income not directly attributable to the Company’s segments. Corporate assets primarily include corporate property and equipment, nonqualified savings plan assets, marketable securities, foreign exchange forward contracts and prepaid insurance.

During the first quarter of 2014, the Company changed the presentation of financial information within its e-commerce segment to report certain administrative and depreciation and amortization expenses within that segment separately from its domestic and foreign operating components. Administrative expenses in the e-commerce segment, which were previously allocated between the domestic and foreign components based on the amount of loans written and renewed, are included under the “Admin” heading within the e-commerce segment information in the tables above.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
INCOME FROM OPERATIONS BY OPERATING SEGMENT
(dollars in thousands)

Depreciation and amortization related to the e-commerce administrative function is also included in this category. For comparison purposes, amounts for prior years have been conformed to the current presentation.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Retail Services Segment

The following table sets forth the number of domestic and foreign Company-owned and franchised locations in the Company’s retail services segment providing pawn lending, consumer lending, and other services as of September 30, 2014 and 2013. The Company’s domestic retail services locations operate under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” In addition, some recently acquired domestic retail services locations operate under various names that are expected to be changed to “Cash America Pawn.” Prior to the Company’s sale of its Mexico-based pawn operations in August 2014, the foreign retail services locations operated under the name “Cash America casa de empeño.”

	As of September 30,
	2014			2013
	Domestic(a)	Foreign	Total	Domestic(a)	Foreign	Total
Retail services locations offering:
Both pawn and consumer lending	420	—	420	581	—	581
Pawn lending only	406	—	406	211	47	258
Consumer lending only	37	—	37	68	—	68
Other(b)	85	—	85	88	—	88
Total retail services	948	—	948	948	47	995

(a) Except as described in (b) below, includes locations that operated in 21 and 22 states in the United States as of September 30, 2014 and 2013, respectively.
(b) As of September 30, 2014 and 2013, includes 85 and 88 unconsolidated franchised check cashing locations, respectively, that operated in 12 and 13 states in the United States, respectively.

E-Commerce Segment

As of September 30, 2014 and 2013, the Company’s e-commerce segment provided services in 34 and 32 states, respectively, in the United States and in five foreign countries:

  in the United States at http://www.cashnetusa.com, http://www.netcredit.com and http://www.headwaycapital.com, in the United Kingdom at http://www.quickquid.co.uk, http://www.quickquidflexcredit.co.uk, http://www.poundstopocket.co.uk, and http://www.onstride.co.uk, in Australia at http://www.dollarsdirect.com.au,
  in Canada at http://www.dollarsdirect.ca,
  in Brazil at http://www.simplic.com.br, and
  in China at http://www.youxinyi.cn.

In June 2014, the Company launched a pilot program in Brazil where it arranges loans that are made by a third-party lender in accordance with applicable laws and guarantees the payment of these loans by agreeing to purchase the loans from the third-party under certain circumstances. In July 2014, the Company launched a pilot program in China where it has entered into a joint venture with a third-party lender where the third-party lender makes loans in accordance with applicable laws. In addition, in July 2014, the Company launched Headway Capital, a pilot program for a new line of credit product in the United States that serves the needs of small businesses.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of the Company’s operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, the Company has provided adjusted net income, adjusted diluted net income per share attributable to the Company, adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of the Company’s financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments included in the table below, especially those included in “Adjusted net income and adjusted diluted net income per share attributable to the Company,” are useful to investors in order to allow them to compare the Company’s financial results for the current quarter and current nine-month period with the prior year quarter and prior year nine-month period, respectively. The computation of Adjusted Earnings Measures as presented below may differ from the computation of similarly-titled measures provided by other companies.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

The following table provides a reconciliation for the three and nine months ended September 30, 2014 and 2013, respectively, between net income attributable to the Company and diluted net income per share attributable to the Company calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)	$	Per Diluted Share(a)
Net income and diluted net income per share attributable to the Company	$9,916	$0.34	$46,186	$1.52	$76,624	$2.61	$115,244	$3.73
Adjustments (net of tax):
Loss on divestitures (b)	6,444	0.22	—	—	6,444	0.22	—	—
Corporate Reorganization (c)	3,870	0.13	—	—	3,870	0.13	—	—
Loss on early extinguishment of debt (d)	3,774	0.13	—	—	14,208	0.48	—	—
2013 Litigation Settlement (e)	—	—	11,340	0.37	400	0.01	11,340	0.37
Tax benefit related to Creazione Deduction (f)	—	—	(33,201)	(1.09)	—	—	(33,201)	(1.08)
Adjusted net income and adjusted diluted net income per share attributable to the Company	24,004	0.82	24,325	0.80	101,546	3.45	93,383	3.02
Other adjustments (net of tax):
Intangible asset amortization	1,043	0.04	1,014	0.03	3,134	0.11	2,675	0.09
Non-cash equity-based compensation	1,058	0.04	698	0.03	3,040	0.11	2,456	0.08
Non-cash interest and debt issuance cost amortization	869	0.02	1,014	0.03	2,423	0.08	2,939	0.10
Foreign currency transaction loss (gain)	100	—	467	0.02	277	0.01	663	0.02
Adjusted earnings and adjusted earnings per share	$27,074	$0.92	$27,518	$0.91	$110,420	$3.76	$102,116	$3.31

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.
(b) For the three and nine months ended September 30, 2014, represents a loss on the sale of the Mexico-based pawn operations of $2.8 million and tax provision of $1.7 million, a $2.1 million expense, net of tax benefit of $0.3 million recognized related to an uncollectible receivable as a result of the Company’s discontinuation of its Mexico-based pawn operations, and a loss on the sale of Colorado pawn lending locations of $0.3 million, net of tax benefit of $0.1 million.
(c) For the three and nine months ended September 30, 2014, represents charges of $6.1 million, net of tax benefit of $2.3 million related to a reorganization of the Company’s corporate functions (the “Corporate Reorganization”).
(d) For the three months ended September 30, 2014, represents charges of $6.0 million, net of tax benefit of $2.2 million. For the nine months ended September 30, 2014, represents $22.6 million of charges, net of tax benefit of $8.3 million.
(e) Represents charges related to settlement of a litigation matter in 2013 (the “2013 Litigation Settlement”). For the nine months ended September 30, 2014, represents charges of $0.6 million of charges, net of tax benefit of $0.2 million. For the three and nine months ended September 30, 2013, represents $18.0 million of charges, net of a tax benefit of $6.7 million.
(f) In connection with the liquidation of Creazione, represents a recognized income tax benefit related to a tax deduction included on the Company’s 2013 federal income tax return for its tax basis in the stock of Creazione (the “Creazione Deduction”).

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The table below shows adjusted EBITDA, a non-GAAP measure that the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on early extinguishment of debt, equity in earnings or loss of unconsolidated subsidiary, taxes and including the net income or loss attributable to noncontrolling interests. Management believes adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company’s ability to incur and service debt and its capacity for making capital expenditures. Adjusted EBITDA is also useful to investors to help assess the Company’s estimated enterprise value. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare the Company’s financial results during the periods shown without the effect of each of these income and expense items. The computation of adjusted EBITDA as presented below may differ from the computation of similarly-titled measures provided by other companies. The following table provides a reconciliation between Net Income attributable to Cash America International, Inc., which is the nearest GAAP measure presented in the Company’s financial statements, to Adjusted EBITDA (dollars in thousands):

	Trailing 12 Months Ended
	September 30,
	2014	2013
Net income attributable to Cash America International, Inc.	$103,908	$139,724
Net loss attributable to the noncontrolling interest	—	(181)
Provision for income taxes (a)	68,685	29,896
Equity in loss of unconsolidated subsidiary	—	222
Loss on early extinguishment of debt (b)	22,814	346
Foreign currency transaction loss	591	1,294
Interest expense, net	51,041	33,540
Depreciation and amortization expenses (c)	77,980	71,377
Adjustments:
Corporate Reorganization (d)	6,143	—
Loss on divestitures (e)	5,176	—
Texas Consumer Loan Store Closures (f)	1,373	—
Regulatory Penalty (g)	5,000	—
2013 Litigation settlement (h)	635	18,000
Charges related to Mexico Reorganization (i)	—	6,965
Charges related to Ohio Adjustment and Ohio Reimbursement Program (j)	(5,000)	13,400
Adjusted EBITDA	$338,346	$314,583
Adjusted EBITDA margin calculated as follows:
Total revenue	$1,900,714	$1,807,913
Adjusted EBITDA	$338,346	$314,583
Adjusted EBITDA as a percentage of total revenue	17.8%	17.4%

(a) For the trailing 12 months ended September 30, 2013, includes income benefit of $33.2 million related to the Creazione Deduction.
(b) For the trailing 12 months ended September 30, 2014, represents charges of $22.8 million, before tax benefit of $8.4 million. For the trailing 12 months ended September 30, 2013, represents charges of $0.3 million, before tax benefit of $0.1 million.
(c) For the trailing 12 months ended September 30, 2014, excludes $0.2 million of depreciation and amortization expenses, which are included in Texas Consumer Loan Store Closures related to the closure of 36 consumer lending-only retail services locations in Texas in 2013 (“Texas Consumer Loan Store Closures”). For the trailing 12 months ended September 30, 2013, excludes $1.5 million of depreciation and amortization expenses which are included in “Charges related to the Mexico Reorganization.”
(d) Represents charges of $6.1 million, before tax benefit of $2.3 million.
(e) Represents a loss on the sale of the Mexico-based pawn operations of $2.8 million and tax provision of $1.7 million, a $2.1 million expense, before tax benefit of $0.3 million recognized related to an uncollectible receivable as a result of the Company’s discontinuation of its Mexico-based pawn operations, and a loss on the sale of Colorado pawn lending locations of $0.3 million, before tax benefit of $0.1 million.
(f) Represents charges of $1.4 million, before tax benefit of $0.5 million, related to the Texas Consumer Loan Store Closures.
(g) Represents charges that are nondeductible for tax purposes related to a penalty paid to the Consumer Financial Protection Bureau “CFPB” in connection with the issuance of a consent order by the CFPB.
(h) For the trailing 12 months ended September 30, 2014, represents charges of $0.6 million, before tax benefit of $0.2 million. For the trailing 12 months ended September 30, 2013, represents charges of $18.0 million, before tax benefit of $6.7 million.
(i) Includes $1.5 million of depreciation and amortization expenses, as noted in (c) above.
(j) For the trailing 12 months ended September 30, 2014, represents the decrease in the Company's remaining liability related to the Ohio Reimbursement Program (defined below) during 2013 after the assessment of the claims made to date and related matters (the “Ohio Adjustment”) of $5.0 million, before tax provision of $1.8 million. For the trailing 12 months ended September 30, 2013, represents charges related a voluntary program to reimburse Ohio customers in connection with legal collections proceedings initiated by the Company in Ohio (the “Ohio Reimbursement Program”), before tax benefit of $5.0 million.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

In addition, management believes that the adjusted EBITDA shown by segment and for the Company’s corporate operations are useful to investors in order to allow them to compare the Company’s financial results during the periods shown without the effect of each of the applicable income and expense items discussed above. The following table provides a reconciliation between Income (loss) from operations, which is the nearest GAAP measure presented for the Company’s segments in the notes to the Company’s financial statements, to Adjusted EBITDA (dollars in thousands):

	Trailing 12 Months Ended September 30,
	2014				2013
	Retail Services	E-Commerce	Corporate	Consolidated	Retail Services	E-Commerce	Corporate	Consolidated
Income (loss) from operations	$132,539	$210,469	$(95,969)	$247,039	$136,157	$148,051	$(79,367)	$204,841
Depreciation and amortization expenses(a)	41,750	17,929	18,301	77,980	38,334	16,977	16,066	71,377
Adjustments:
Corporate Reorganization	1,708	—	4,435	6,143	—	—	—	—
Loss on divestitures	5,176	—	—	5,176	—	—	—	—
Texas Consumer Loan Store Closures(b)	1,373	—	—	1,373	—	—	—	—
Regulatory Penalty	2,500	2,500		5,000	—	—	—	—
2013 Litigation Settlement	635	—	—	635	18,000	—	—	18,000
Charges related to the Mexico Reorganization(c)	—	—	—	—	6,965	—	—	6,965
Charges related to Ohio Adjustment and Ohio Reimbursement(d)	$(5,000)	$—	$—	$(5,000)	$13,400	$—	$—	$13,400
Adjusted EBITDA	180,681	230,898	(73,233)	338,346	212,856	165,028	(63,301)	314,583

(a) For the trailing 12 months ended September 30, 2014, excludes $0.2 million of depreciation and amortization expenses, which are included in Texas Consumer Loan Store Closures. For the trailing 12 months ended September 30, 2013, excludes $1.5 million of depreciation and amortization expenses which are included in “Charges related to the Mexico Reorganization.”
(b) Includes $0.2 million of depreciation and amortization expenses as noted in (a) above.
(c) Includes $1.5 million of depreciation and amortization expenses as noted in (a) above.
(d) For the trailing 12 months ended September 30, 2014, represents the Ohio Adjustment. For the trailing 12 months ended September 30, 2013, represents charges related to the Ohio Reimbursement Program.

	Nine Months Ended September 30,
	2014				2013
	Retail Services	E-Commerce	Corporate	Consolidated	Retail Services	E-Commerce	Corporate	Consolidated
Income (loss) from operations	$90,836	$173,955	$(74,182)	$190,609	$102,551	$114,101	$(61,299)	$155,353
Depreciation and amortization expenses	31,461	13,772	13,969	59,202	29,172	12,986	12,156	54,314
Adjustments:
Corporate Reorganization	1,708	—	4,435	6,143	—	—	—	—
Loss on divestitures	5,176	—	—	5,176	—	—	—	—
2013 Litigation Settlement	635	—	—	635	18,000	—	—	18,000
Adjusted EBITDA	$129,816	$187,727	$(55,778)	$261,765	$149,723	$127,087	$(49,143)	$227,667

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED ADJUSTED EBITDA FOR 2015

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure, for each of the Company's retail services and e-commerce segments (dollars in thousands):

Retail services segment (including corporate services):
	Estimated Results
	Year ended December 31, 2015
	Low	High
	Unaudited

Income from operations	$50,000	$72,000
Depreciation and amortization	60,000	63,000
Adjusted EBITDA	$110,000	$135,000

E-commerce segment:
	Estimated Results
	Year ended December 31, 2015
	Low	High
	Unaudited

Income from operations	$160,000	$217,000
Depreciation and amortization	20,000	23,000
Adjusted EBITDA	$180,000	$240,000

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100